Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2012 RESULTS

AUSTIN, Texas (February 4, 2013) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2012. Financial and operating highlights include the following:

•	Consolidated fourth quarter revenue of $55.5 million, a 16 percent increase over the fourth quarter of 2011; full-year 2012 revenue was $202.6 million, a 10 percent increase over 2011

•	Fourth quarter assay revenue of $23.8 million, a 45 percent increase over the fourth quarter of 2011; full-year 2012 assay revenue was $75.0 million, a 54 percent increase over 2011

•	Fourth quarter shipments of 226 multiplexing analyzers; cumulative life-to-date multiplexing analyzer shipments are 9,659

•	Achieved a consolidated gross profit margin in the fourth quarter of 71 percent

•
Operating income for the fourth quarter of 2012 was $7.3 million. Non-GAAP operating income for the fourth quarter of 2012 was $8.6 million, excluding approximately $1.3 million of expenses related to integration costs associated with the purchase of GenturaDx (see Non-GAAP reconciliation)

•
GAAP net income for the fourth quarter and full-year of 2012 was $4.3 million and $12.4 million, or $0.10 and $0.30 per diluted share, respectively. Excluding the certain one-time costs associated with a strategic study and costs associated with the acquisition of Gentura Dx, non-GAAP net income for the fourth quarter and 2012 was $5.1 million and $16.2 million or $0.12 and $0.39 per diluted share, respectively (see Non-GAAP reconciliation)

“We are pleased with our fourth quarter execution, driven by another excellent performance in our proprietary assay segment. This performance reflects our unwavering focus on providing our customers with innovative, first-to-market assays that make a difference to patient outcomes. 2013 will be similar, as we received FDA clearance for our xTAG Gastrointestinal Pathogen Panel (GPP) in early January. This molecular diagnostic assay tests for greater than 90% of bacterial, viral, and parasitic causes of infectious gastroenteritis, a worldwide market we estimate at over $150 million. We believe this important assay will contribute meaningfully to the company's long-term growth,” said Patrick J. Balthrop, president and chief executive officer of Luminex.

“We are also excited about the company taking its next evolutionary step forward in serving our molecular diagnostic customers directly. We have planned this transition for some time and I am confident in our ability to execute on this plan. So with this powerful combination of unique platforms, differentiated test menu, a strong direct sales force and our focus on the customer, we are excited about the prospects in 2013 and beyond,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$7,149	$10,449	$(3,300)	(32)%
Consumable sales	12,412	10,093	2,319	23%
Royalty revenue	7,513	7,087	426	6%
Assay revenue	23,774	16,401	7,373	45%
All other revenue	4,687	3,839	848	22%
	$55,535	$47,869	$7,666	16%

	Twelve Months Ended
	December 31,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$31,083	$35,901	$(4,818)	(13)%
Consumable sales	48,012	55,457	(7,445)	(13)%
Royalty revenue	31,160	29,205	1,955	7%
Assay revenue	75,020	48,670	26,350	54%
All other revenue	17,307	15,106	2,201	15%
	$202,582	$184,339	$18,243	10%

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$29,674	$29,715	$(41)	—%
Assays and related products	25,861	18,154	7,707	42%
Total Revenue	55,535	47,869	7,666	16%

Operating income (loss)
Technology and strategic partnerships	2,325	4,239	(1,914)	(45)%
Assays and related products	4,930	(307)	5,237	1,706%
Total Operating income	7,255	3,932	3,323	85%

	Twelve Months Ended
	December 31,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$121,032	$127,779	$(6,747)	(5)%
Assays and related products	81,550	56,560	24,990	44%
Total Revenue	202,582	184,339	18,243	10%

Operating income (loss)
Technology and strategic partnerships	15,047	29,895	(14,848)	(50)%
Assays and related products	7,669	(6,052)	13,721	227%
Total Operating income	22,716	23,843	(1,127)	(5)%

“In the fourth quarter, we experienced a healthy rebound in sales growth while maintaining tight cost controls, as demonstrated by both our gross and operating margins,” said Harriss T. Currie, vice president and chief financial officer.  “Our 2013 revenue guidance takes into account our current progress combined with a cautiously optimistic view of the macro environment.”

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Guidance for fiscal 2013 is as follows:

•	The Company expects fiscal 2013 revenue to be between $220 million to $230 million, or an increase of between 9 to 14 percent over reported 2012 revenue.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the fourth quarter ended December 31, 2012, on Monday, February 4, 2013, at 5:00 p.m. Eastern time / 4:00 p.m. Central time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the 'replay' link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; distribution for our instruments; purchases of our consumable products; the development progress and market acceptance of our assay products, including Gastrointestinal Pathogen Panel (GPP) and products developed and manufactured by Luminex Madison and Luminex Molecular Diagnostics; direct sales of our molecular diagnostic products to customers and transition from our distribution partners; FDA clearance of our products, including GPP, the acquisition of GenturaDx and the status of the integration; Luminex's long-term strategic plan; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2013 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, ability to effectively develop, manufacture, market and sell our products; ability to obtain regulatory clearance for our products; Luminex's ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex's foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex's Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2012 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,789	$58,282
Restricted cash	—	1,006
Short-term investments	13,607	42,574
Accounts receivable, net	33,273	23,016
Inventories, net	29,937	24,579
Deferred income taxes	6,148	5,991
Prepaids and other	4,388	3,529

Total current assets	130,142	158,977

Property and equipment, net	26,229	25,192
Intangible assets, net	65,218	29,437
Deferred income taxes	12,819	12,817
Long-term investments	3,000	6,151
Goodwill	51,128	42,763
Other	8,463	7,310

Total assets	$296,999	$282,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,650	$5,941
Accrued liabilities	12,690	11,047
Deferred revenue	4,134	4,057
Current portion of long term debt	1,138	999

Total current liabilities	27,612	22,044

Long-term debt	1,702	2,573
Deferred revenue	2,933	3,344
Other	5,085	3,831

Total liabilities	37,332	31,792

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	293,392	297,104
Accumulated other comprehensive gain	1,101	984
Accumulated deficit	(34,867)	(47,274)

Total stockholders' equity	259,667	250,855

Total liabilities and stockholders' equity	$296,999	$282,647

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$55,535	$47,869	$202,582	$184,339
Cost of revenue	16,178	15,350	60,008	58,849

Gross profit	39,357	32,519	142,574	125,490

Operating expenses:
Research and development	10,990	9,882	40,775	33,394
Selling, general and administrative	20,083	17,610	74,840	64,878
Amortization of acquired intangible assets	1,029	1,095	4,243	3,375

Total operating expenses	32,102	28,587	119,858	101,647

Income from operations	7,255	3,932	22,716	23,843
Interest expense from long-term debt	(36)	(73)	(198)	(308)
Other income, net	138	107	262	394

Income before income taxes	7,357	3,966	22,780	23,929
Income taxes	(3,105)	(524)	(10,373)	(9,455)

Net income	$4,252	$3,442	$12,407	$14,474

Net income per share, basic	$0.10	$0.08	$0.30	$0.35

Shares used in computing net income per share, basic	40,724	41,153	40,927	41,262

Net income per share, diluted	$0.10	$0.08	$0.30	$0.34

Shares used in computing net income per share, diluted	41,332	42,376	41,884	42,537

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$4,252	$3,442	$12,407	$14,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,696	3,462	14,364	11,887
Stock-based compensation	2,363	3,116	9,915	11,417
Deferred income tax expense (benefit)	(217)	(2,058)	2,699	(592)
Excess income tax expense (benefit) from employee stock-based awards	(4,274)	(1,269)	(6,457)	(7,614)
Other	502	354	1,157	232
Changes in operating assets and liabilities:
Accounts receivable, net	(2,041)	(2,303)	(10,267)	(899)
Inventories, net	(2,742)	1,410	(5,346)	4,783
Other assets	1,677	(575)	(617)	(1,279)
Accounts payable	1,580	(786)	3,286	(2,680)
Accrued liabilities	5,470	5,131	3,463	9,324
Deferred revenue	(84)	(283)	(321)	(763)

Net cash provided by operating activities	10,182	9,641	24,283	38,290

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,498)	(13,474)	(14,987)	(47,743)
Sales and maturities of available-for-sale securities	4,042	8,037	47,117	33,753
Purchase of property and equipment	(2,258)	(2,434)	(9,767)	(9,554)
Business acquisition consideration, net of cash acquired	78	—	(48,199)	(33,914)
Purchase of cost method investment	—	—	(1,000)	(2,000)
Acquired technology rights	(1,250)	(1,331)	(1,592)	(1,857)

Net cash used in investing activities	(886)	(9,202)	(28,428)	(61,315)

Cash flows from financing activities:
Payments on debt	—	—	(1,025)	(885)
Proceeds from employee stock plans and issuance of common stock	798	109	4,022	3,543
Payments for stock repurchases	—	(8,600)	(20,916)	(18,340)
Excess income tax (expense) benefit from employee stock-based awards	4,274	1,269	6,457	7,614

Net cash provided by (used in) financing activities	5,072	(7,222)	(11,462)	(8,068)

Effect of foreign currency exchange rate on cash	(65)	(16)	114	(112)
Change in cash and cash equivalents	14,303	(6,799)	(15,493)	(31,205)
Cash and cash equivalents, beginning of period	28,486	65,081	58,282	89,487

Cash and cash equivalents, end of period	$42,789	$58,282	$42,789	$58,282

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2012	2012
	(unaudited)	(unaudited)

Income from operations	$7,255	$22,716

Strategic study consulting costs	—	1,096

GDx acquisition related costs	1,297	4,263

Adjusted income from operations	$8,552	$28,075

Net income	$4,252	$12,407

Strategic study consulting costs	—	1,096

GDx acquisition related costs	1,297	4,263

Income tax effect of the above items	(404)	(1,588)

Adjusted net income	$5,145	$16,178

Adjusted net income per share, basic	$0.13	$0.40

Shares used in computing adjusted net income per share, basic	40,724	40,927

Adjusted net income per share, diluted	$0.12	$0.39

Shares used in computing adjusted net income per share, diluted	41,332	41,884

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which exclude the impact of acquisition and strategic study consulting expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.